UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2002

SUPER ENERGY INVESTMENTS CORP
(Exact name of Registrant as specified in its charter)

Nevada	030851	80404114

State or Other	Commission File Number	IRS Employer
Jurisdiction of incorp.		Identification No.

19/F Dahangjiye Building,	100080
No. 33 North Renda Road
Beijing China
(Address of principal executive offices	(Zip Code)

86-10-8268-4993
(Registrant's telephone number, including area code)

Special Note about Forward Looking Information

This document contains certain forward looking statement and information relating to the Registrant that are based on the beliefs of management as well as assumptions made by the information currently available to management. These statements include, among other things, the discussions of the Registrant’s business strategy, expectations concerning the Registrant’s future operations, roll out dates, and ability to raise additional capital. Although the Registrant has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward looking statement not to come true as anticipated. Neither the Registrant nor any other person undertakes an obligation to revise these statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

The Item 1.Changes in Control of Registrant

On August the 16th 2002 the Registrant announced that it had completed an Agreement with Beijing Super Energy Yu Heng Technology Developments Co Ltd. (Seller) a Chinese joint stock company whereby the Registrant acquired certain assets of the Seller (Assets).

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The subject transaction required the Registrant to issue the Seller 12 million of its common shares at a deemed price of $1.62 for a total transaction price equivalent to $19,512,195 US in consideration of the Seller selling the Assets to the Registrant. The subject transaction transfered control of the Registrant to the Seller by reason of the Seller owning 12 million (46.32%) of the 25,906,000 shares issued in the Registrant.

The Assets consisted of all attendant items of a business owned by the Seller which manufactures and distributes a family of advanced proprietary medical IV infusion sets in China.

The Assets included land, offices, manufacturing facilities, proprietary technology, good will, staff and management of approximately 330 people, R&D facilities, and a product distribution network.

The Agreement required that both Parties to the Agreement be governed by the laws of the PRC.

Subsequent to the closing of the acquisition, it became apparent to the director of the Registrant that a legal obstacle existed for performance of the Agreement by the Seller.

Accordingly on April 20,2003, the Parties entered into an Agreement entitled Agreement on the Termination of the Asset Purchase Agreement. The Parties agreed that the original Agreement be terminated through non performance due to PRC legal restrictions. The components of the original Agreement that have already been performed are reversed.

The issuance of 12,000,000 shares to the Seller will be rescinded.

As a component of the original transaction, the Registrant’s former control group, Tianjin Yu Cheung Group Co Ltd., sold 1,600,000 of its 2,000,000 common shares in the Registrant to Mr. Chen Zhiqing, the majority owner of the Seller’s parent Super –Energy Heavy-Ion Science and Technology Co Ltd . Mr. Chen Zhiqing assumed the position of chairman of the Registrant’s Board of Directors and became its President. Mr. Chen remains chairman and President of the Registrant.

As part of the subject transaction Mr. Chen Zhiqing also acquired from other Registrant shareholders a further 1,000,000 shares for an aggregate of 2,600,000 shares. As a result of this current transaction termination, Mr. Chen Zhiqing is now the resultant control person of the Registrant.

Item 2 Acquisition of Assets

As stated above in ITEM 1, the Agreement of August 16,2002 to acquire the Assets of the Seller has been cancelled as a result of legal restrictions in the PRC to the transaction as proposed.

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Item 5 Other Events

Change of Name

The Registrant’s name will remain Super Energy Investments Corporation. The management of the Registrant is actively persuing resurrection of the Registrant’s previous business plan related to online education in the Tianjin China area.

Change to the Board of Directors

Mr. Chen Zhiqing is currently the sole director of the Registrant as well as its President and secretary.

Exhibits

An Agreement on the Termination of the Asset Purchase Agreement between the Registrant and the Seller dated April 20,2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: April 30,2003

Super Energy Investments
Corporation
Registrant
By: /s/ Chen Zhiqing
Chen Zhiqing
Director

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Agreement on the Termination of the Asset Purchase Agreement

This termination agreement (hereinafter inferred to as “Agreement”) is entered into by and between the following parties on April 20, 2003:

(1)
Super Energy Investments Corporation, a company duly incorporated under the laws of State of Nevada, U.S.A. with its Asian office at 19F, Dahangjiye Building, No. 33 North Renda Road, Beijing, China 100080 (hereinafter inferred to as “Purchaser”); and

(2)
Beijing Super-Energy Yu Heng Technology Developments Co., Ltd., a company duly incorporated under the laws of the People’s Republic of China (hereinafter inferred to as “PRC”) with its office at 19F, Dahangjiye Building, No. 33 North Renda Road Beijing 100080, China (hereinafter inferred to as “Seller”).

The Purchaser and the Seller are hereafter jointly referred to as the “Parties” and individually a “Party”. Terms used but not defined herein shall have the same meaning as they are defined in the Asset Purchase Agreement (as defined below).

Whereas:

(1)
The Purchaser and the Seller entered into an asset purchase agreement (hereinafter referred to as “Asset Purchase Agreement”) on July 15, 2002, whereby the Seller agreed to sell and transfer the agreed Asset to the Purchaser in exchange for the Purchaser issuing 12,000,000 shares (hereinafter inferred to as “Shares”) to the Seller as consideration.

(2)	As of the date of this Agreement, the Purchaser has issued the Shares to the Seller, but the Seller has not yet transferred the Asset to the Purchaser.

(3)
It was agreed by both Parties that the Asset Purchase Agreement be governed by the laws of the PRC. In accordance with relevant laws of the PRC, there exists legal obstacle for the performance of the Asset Purchase Agreement. As a result, it is impossible for both Parties to fully perform the Asset Purchase Agreement.

In order to protect the interest of both Parties, after friendly negotiations, both Parties agree to conclude this Agreement to terminate the Asset Purchase Agreement:

Article 1     Termination

Both Parties agree that the Asset Purchase Agreement will be terminated upon the effectiveness of this Agreement. Through the arrangement hereunder, the part of Asset Purchase Agreement that has already been performed will be restored as it was prior to the signing of the Asset Purchase Agreement and the part thereof which has not yet been performed will no longer be performed by both Parties.

Article 2     Repurchase of the Shares

1.
It is agreed by both Parties that the Purchaser shall repurchase the Shares from the Seller at the price of zero dollars within 15 days upon the effectiveness of this Agreement. In the mean time, the Seller shall repay the Purchaser any and all interest, income or profit (if any) accrued on the Shares it obtained during the period that it held the Shares.

2.	Prior to the repurchase of the Shares by the Purchaser, the Seller, as the holder of the Shares, agrees not to exercise any right of a shareholder.

3.	The Seller undertakes to the Purchaser that during the period that it held the Shares, it has not created over the Shares any encumbrance either in favor of itself or any third party.

Article 3     Transfer of Asset

Both Parties agree that all the obligations of the Seller to the Purchaser under the Asset Purchase Agreement (including but not limited to transferring the Asset to the Purchaser) shall be terminated immediately upon the effectiveness of this Agreement and the Purchaser shall not have any right of whatsoever nature to the Asset.

Article 4     Entire Agreement

This Agreement constitutes the entire agreement of both Parties on the termination of the Asset Purchase Agreement and will supersede all the previous understanding, terms and conditions or agreements between both Parties in respect of the same subject, whether oral or in writing.

Article 5     Governing Law and Dispute Settlement

This Agreement shall be governed in accordance with the laws of the PRC. In case of any dispute arising from or in connection with this Agreement, it shall be first resolved through consultations between both Parties. If no settlement can be reached through consultations, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the its rules of arbitration then prevailing.

Article 6     Effectiveness

This Agreement shall come into force upon signing by the authorized representatives of both Parties and upon affixing the company seal of the Seller.

Article 7     Miscellaneous

This Agreement is written in both English and Chinese languages with the same legal effect. This Agreement is made in two original copies with each Party holding one original copy.

For and on behalf of
Super Energy Investments Corporation

/s/ Chen Zhiqing
Name: Chen Zhiqing
Title: Director

For and on behalf of
Beijing Super-Energy Yu Heng Technology Developments Co., Ltd.

/s/ Chen Zhiqing
Name: Chen Zhiqing
Title: President